UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2016
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2016, Kemper Corporation (“Kemper” or the “Company”) reached an agreement with James J. McKinney, who will join the Company in November 2016 as Senior Vice President and Chief Financial Officer, replacing Frank J. Sodaro, who assumed the non-executive officer position of Senior Advisor on September 20, 2016 and is expected to provide advisory services to the Company until December 31, 2016. The Company named Richard Roeske, Kemper’s Vice President and Chief Accounting Officer, as interim Chief Financial Officer, effective September 20, 2016. A copy of the press release issued by the Company on September 20, 2016 announcing the foregoing matters is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Mr. McKinney, age 35, has served as Executive Vice President and Chief Financial Officer of the Banc of California, Inc. since November 2015, and previously served as the bank’s Executive Vice President and Chief Accounting Officer from July 2015 to November 2015. Before joining the Banc of California, Mr. McKinney served for three years as Vice President and Controller of International Lease Finance Corporation (“ILFC”), a wholly-owned subsidiary of American International Group, Inc. Subsequent to the acquisition of ILFC by AerCap Aviation Solutions in May 2014, Mr. McKinney managed the stub period financial statement audit in addition to leading the finance transformation initiative. Prior to his position with ILFC, Mr. McKinney was employed at RBS Citizens Asset Finance from 2004 - 2012 in various capacities, culminating in the position of Vice President, Head of Balance Sheet Management, Operations and Strategy.

Pursuant to the Company’s offer letter that was accepted by Mr. McKinney on September 16, 2016, Mr. McKinney will be entitled to the following:

•	Annual base salary of $450,000;

•	Eligibility for a cash bonus as a participant in the Company’s annual bonus program;

•
Long-term incentive awards pursuant to the Company’s 2011 Omnibus Equity Plan with a total value of $405,000, allocated fifty percent in nonqualified stock options and fifty percent in performance-based restricted stock units (“RSUs”) based on the value on the grant date, which will be the third business day after Mr. McKinney’s start date with the Company (“Start Date”); the stock options will have a ten-year term and vest in four equal, annual installments beginning on the six-month anniversary of the grant date, and the performance-based RSUs will have a three-year performance period, with threshold and maximum payouts at 50% and 200%, respectively, of the target number granted;

•
An award of 16,000 time-based RSUs pursuant to the Company’s 2011 Omnibus Equity Plan to be granted on the third business day after the Start Date that will vest in three equal, annual installments beginning on April 1, 2018;

•
A signing bonus, payable within 30 days of the Start Date, of $1,050,000 if Mr. McKinney’s current employment with the Banc of California, Inc. terminates on or after October 2, 2016, or $1,160,000 if it terminates before October 2, 2016; the signing bonus must promptly be repaid to the Company if Mr. McKinney’s employment with the Company terminates for any reason other than a termination by the Company without cause prior to the first anniversary of the Start Date;

•
A change of control agreement with the Company providing for, among other things, a lump-sum payment of two times annualized compensation in the event of an involuntary termination without cause by the Company or termination by Mr. McKinney with good reason within 24 months of a change in control, as detailed in the agreement, the form of which will be filed by the Company with the Securities and Exchange Commission (“SEC”);

•	Relocation assistance in connection with Mr. McKinney’s move from California to Chicago; and

•
Participation in the Company’s Defined Contribution Retirement Plan, Defined Contribution Supplemental Retirement Plan, Deferred Compensation Plan, and other benefit plans that are available to full-time, salaried employees of the Company.

There is no arrangement pursuant to which Mr. McKinney was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family, that would require disclosure by the Company under Item 401(b) or (d) or 404(a) of SEC Regulation S-K.

This report may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this report. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the SEC. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

Section 9. – Financial Statements and Exhibits
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
99.1    Kemper's press release dated September 20, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	September 22, 2016	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Senior Vice President, Secretary & General Counsel

Exhibit Index

99.1	Kemper's press release dated September 20, 2016.